As filed with the Securities and Exchange Commission on September 17, 2007
Registration No. 333-

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-8
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

SYNAPTICS INCORPORATED
(Exact Name of Registrant as Specified in its Charter)

Delaware	77-0118518

(State or Other Jurisdiction of Incorporation or Organization)	(IRS Employer Identification Number)
3120 Scott Boulevard, Suite 130
Santa Clara, California 95054

(Address of Principal Executive Offices) (Zip Code)
Amended and Restated 2001 Incentive Compensation Plan
(Full Title of the Plan)
Francis F. Lee
President and Chief Executive Officer
3120 Scott Boulevard, Suite 130
Santa Clara, California 95054
(408) 454-5100
(Name, Address, and Telephone Number, Including Area Code, of Agent for Service)
Copies to:
Robert S. Kant, Esq.
Jean E. Harris, Esq.
Brian H. Blaney, Esq.
Greenberg Traurig, LLP
2375 East Camelback Road, Suite 700
Phoenix, AZ 85016
(602) 445-8000

CALCULATION OF REGISTRATION FEE

		Proposed maximum	Proposed
Title of securities	Amount to be	offering price	maximum aggregate	Amount of
to be registered	registered (1)	per share	offering price	registration fee
Common Stock, par value $.001	1,593,405 shares	$29.09 (2)	$46,352,151.45	$1,423
Common Stock, par value $.001	2,906,595 shares	$43.88 (3)	$127,541,388.60 (3)	$3,916
	4,500,000 shares		$173,893,540.05	$5,339

(1)	This Registration Statement shall also cover any additional shares of Common Stock which become issuable under the Amended and Restated 2001 Incentive Compensation Plan by reason of any stock dividend, stock split, recapitalization, or any other similar transaction without receipt of consideration which results in an increase in the number of outstanding shares of Common Stock of Synaptics Incorporated.

(2)	Estimated solely for the purposes of calculation of the registration fee in accordance with Rule 457(h), based upon the weighted average exercise price of outstanding but unexercised options.

(3)	Calculated solely for purposes of this offering under Rules 457(c) and 457(h) of the Securities Act of 1933, as amended, using the average of the high and low sales prices for the Common Stock of Synaptics Incorporated as reported on the Nasdaq Global Select Market on September 13, 2007.

PART II
Item 3. Incorporation of Documents by Reference
Item 8. Exhibits
SIGNATURES
EXHIBIT INDEX
EX-5
EX-23.1

PART II
INFORMATION REQUIRED IN THE REGISTRATION STATEMENT
     Synaptics Incorporated hereby incorporates by reference into this Registration Statement, pursuant to General Instruction E to Form S-8, the contents of the Registration Statements on Form S-8 (Nos. 333-81820 and 333-99529) as filed with the Securities and Exchange Commission on January 31, 2002 and September 13, 2002, respectively, except that “Item 3. Incorporation of Documents by Reference” is amended in its entirety to read as follows:
Item 3. Incorporation of Documents by Reference.
     Synaptics Incorporated (the “Registrant”) hereby incorporates by reference into this Registration Statement the following documents previously filed with the Securities and Exchange Commission (the “Commission”):
(a)	The Registrant’s latest annual report filed pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or the latest prospectus filed pursuant to Rule 424(b) under the Securities Act of 1933, as amended (the “Securities Act”), that contains audited financial statements for the Registrant’s latest fiscal year for which such statements have been filed;

(b)	All other reports filed pursuant to Section 13(a) or 15(d) of the Exchange Act since the end of the fiscal year covered by the Registrant document referred to in (a) above; and

(c)	The description of the Registrant’s Common Stock contained in the Registrant’s Registration Statement on Form 8-A, (No. 000-49602) as filed with the Commission on January 24, 2002.
     In addition, reports and definitive proxy or information statements filed with the Commission pursuant to Sections 13(a), 13(c), 14, or 15(d) of the Exchange Act, prior to the filing of a post-effective amendment to this Registration Statement which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the date of filing of such documents.
Item 8. Exhibits.

Number	Exhibit

5	Opinion of Greenberg Traurig, LLP

10.6(a)	Amended and Restated 2001 Incentive Compensation Plan (1)

10.6(b)	Form of grant agreements for Amended and Restated 2001 Incentive Compensation Plan (1)

10.6(c)	Form of deferred stock award agreement for Amended and Restated 2001 Incentive Compensation Plan (2)

23.1	Consent of KPMG LLP, independent registered public accounting firm

23.2	Consent of Greenberg Traurig, LLP (included in Exhibit 5)

24	Power of Attorney (included in the Signatures section of this Registration Statement)

(1)	Incorporated by reference to the Registrant’s Form 10-Q (Commission File No. 000-49602) for the quarter ended December 28, 2002, as filed with the Commission on February 6, 2003.

(2)	Incorporated by reference to the Registrant’s Form 10-K for the fiscal year ended June 24, 2006, as filed with the Commission on September 7, 2006.

II-1

SIGNATURES
     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Santa Clara, State of California, on September 17, 2007.

SYNAPTICS INCORPORATED

By:	/s/ Francis F. Lee Francis F. Lee Chief Executive Officer
POWER OF ATTORNEY
     KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints jointly and severally, Francis F. Lee and Russell J. Knittel and each of them, as his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place, and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.
     Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the date indicated.

Signature	Position	Date

/s/ Francis F. Lee Francis F. Lee	President, Chief Executive Officer, and Director (Principal Executive Officer)	September 17, 2007

/s/ Russell J. Knittel Russell J. Knittel	Executive Vice President, Chief Financial Officer, Chief Administrative Officer, Secretary and Treasurer (Principal Financial and Accounting Officer)	September 17, 2007

Federico Faggin	Chairman of the Board

/s/ Jeffrey D. Buchanan Jeffrey D. Buchanan	Director	September 17, 2007

/s/ Nelson C. Chan Nelson C. Chan	Director	September 17, 2007

/s/ Keith B. Geeslin Keith B. Geeslin	Director	September 17, 2007

/s/ Richard L. Sanquini Richard L. Sanquini	Director	September 17, 2007

/s/ W. Ronald Van Dell W. Ronald Van Dell	Director	September 17, 2007

II-2

EXHIBIT INDEX

Number	Exhibit

5	Opinion of Greenberg Traurig, LLP

10.6(a)	Amended and Restated 2001 Incentive Compensation Plan (1)

10.6(b)	Form of grant agreements for Amended and Restated 2001 Incentive Compensation Plan (1)

10.6(c)	Form of deferred stock award agreement for Amended and Restated 2001 Incentive Compensation Plan (2)

23.1	Consent of KPMG LLP, independent registered public accounting firm

23.2	Consent of Greenberg Traurig, LLP (included in Exhibit 5)

24	Power of Attorney (included in the Signatures section of this Registration Statement)

(1)	Incorporated by reference to the Registrant’s Form 10-Q (Commission File No. 000-49602) for the quarter ended December 28, 2002, as filed with the Commission on February 6, 2003.

(2)	Incorporated by reference to the Registrant’s Form 10-K for the fiscal year ended June 24, 2006, as filed with the Commission on September 7, 2006.